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                                                                    Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Renaissance Worldwide, Inc. of our report on Shamrock Computer Resources, Ltd. for the year ended December 31, 1995, dated
December 13, 1996, which appears on page 15 of Form 8-K of Renaissance Worldwide, Inc. dated November 5, 1998. We also consent to the reference to us under the heading "Experts" and in such Registration Statement on Form S-3.


Graves, McKenna, Lundeen & Almquist, PLLP
Minneapolis, Minnesota
November 5, 1998